Exhibit 99.1

FOR IMMEDIATE RELEASE

PREMIER INC. REPORTS FISCAL 2019 FOURTH-QUARTER AND

FULL-YEAR RESULTS

CHARLOTTE, N.C., Aug. 20, 2019 – Premier Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2019 fourth quarter and full year ended June 30, 2019.

The company adopted new revenue recognition standard ASC 606 on July 1, 2018, in conjunction with the beginning of fiscal 2019, using the modified retrospective approach and did not restate prior periods. Therefore, fiscal 2019 results of operations under the new revenue standard ASC 606 are compared with fiscal 2018 results under the previous revenue standard ASC 605 in the body of this press release, and the comparisons are not necessarily meaningful. However, solely for informational purposes, current period results under the previous standard are included in the tables at the back of this press release.

On May 6, 2019, the company announced that it committed to a plan to sell certain assets of its specialty pharmacy business and to discontinue operations of, and wind down and exit from the specialty pharmacy business. On June 7, 2019, the company closed the transaction. As such, and unless stated otherwise, all results presented in the following release reflect those of continuing operations. A table showing the quarterly impact of discontinued operations is included in this press release.

Full-Year 2019 Highlights of Continuing Operations:

•

GAAP net revenue was $1.22 billion, compared with $1.18 billion a year ago; Supply Chain Services segment revenue was $855.2 million, compared with $824.0 million a year ago; and Performance Services segment revenue was $362.5 million, compared with $360.7 million a year ago.

•	GAAP net income was $334.7 million, compared with $258.0 million a year ago; diluted net income was $0.27 per share, compared with $1.37 per share a year ago.

•	Non-GAAP adjusted EBITDA* was $561.0 million, compared with $539.5 million a year ago.

•	Non-GAAP adjusted fully distributed net income* was $349.1 million, or $2.66 per diluted share, compared with $315.4 million, or $2.30 per diluted share a year ago.

•

For the fiscal year ended June 30, 2019, the company generated cash flow from operations of $511.9 million. Non-GAAP free cash flow* for the fiscal year of $342.8 million and represented 61% of full-year non-GAAP adjusted EBITDA.

•	Premier completed the acquisition of Stanson Health, Inc. as well as the exit of the specialty pharmacy business during fiscal 2019.

•	Premier completed its previous $250.0 million stock repurchase plan implemented during fiscal 2019 and received Board authorization for a $300.0 million stock repurchase plan for fiscal 2020.

Premier, Inc. FY’19 Q4 Results

Q4 2019 Highlights of Continuing Operations:

•

GAAP net revenue was $316.2 million, compared with $312.6 million a year ago; Supply Chain Services segment revenue was $227.0 million, compared with $217.8 million a year ago; and Performance Services segment revenue was $89.2 million, compared with $94.8 million a year ago.

•	GAAP net income was $70.2 million, compared with $101.0 million a year ago; diluted net loss was $4.28 per share, compared with a loss of $6.17 per share a year ago.

•	Non-GAAP adjusted EBITDA* was $139.9 million, compared with $147.7 million a year ago.

•	Non-GAAP adjusted fully distributed net income* was $86.3 million, or $0.68 per diluted share, compared with $94.7 million, or $0.70 per diluted share a year ago.

*	Descriptions of non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

“Premier’s financial performance met management’s expectations for the fourth quarter and full year as we continued our close collaboration with more than 4,000 member hospitals and health systems and approximately 175,000 other providers and organizations, working together to reduce costs, improve quality and safety and prepare for America’s ongoing transition to value-based healthcare,” said Susan DeVore, chief executive officer. “Operationally, we remain focused on providing our member health systems with best-in-class solutions and compelling value, underscored by our 97% retention rate and more than $61 billion in contract volume in our group purchasing (GPO) business for the year. We also achieved a 96% SaaS institutional renewal rate within our Performance Services segment, demonstrating the continued strength of our unique and value-added offerings.

“Looking ahead, we expect the challenging environment and market uncertainties to persist through fiscal 2020 as the nation enters a presidential election year,” DeVore continued. “We have factored these continuing uncertainties into our fiscal 2020 guidance, which projects modest year-over-year consolidated growth, and we are focused on appropriately managing our businesses and expenses as we continue to invest in the future. Importantly, we believe Premier, as a trusted partner to the nation’s largest health systems, and with strong, diverse and innovative capabilities, is well positioned for continued success. We are operating from a position of financial strength, characterized by our flexible balance sheet and strong free cash flow. We are committed to growing and expanding our relationships with member health systems, further refining our supply chain and performance services offerings to deliver additional value for our customers, while creating long-term value for our stockholders.”

Premier, Inc. FY’19 Q4 Results

Results of Continuing Operations for the Fourth Quarter and Full Year of Fiscal 2019

Consolidated Fourth-Quarter and Full Year Financial Highlights

	Three Months Ended June 30,			Year Ended June 30,
	2019	2018		2019	2018
(in thousands, except per share data)	New revenue standard	Previous revenue standard	% Change	New revenue standard	Previous revenue standard	% Change
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$170,234	$171,893	(1)%	$662,462	$643,839	3%
Other services and support	2,042	2,086	(2)%	8,561	7,812	10%

Services	172,276	173,979	(1)%	671,023	651,651	3%
Products	54,715	43,833	25%	184,157	172,327	7%

Total Supply Chain Services (a)	226,991	217,812	4%	855,180	823,978	4%
Performance Services (a)	89,243	94,792	(6)%	362,458	360,679	—%

Total (a)	$316,234	$312,604	1%	$1,217,638	$1,184,657	3%

Net income from continuing operations	$70,229	$101,000	(30)%	$334,677	$258,007	30%
Net income from continuing operations attributable to stockholders	$(264,421)	$(323,068)	18%	$15,706	$191,040	(92)%
Adjusted net (loss) income from continuing operations (b)	$(264,421)	$(323,068)	18%	$15,706	$187,750	(92)%
Weighted average shares outstanding:
Basic	61,725	52,412	18%	59,188	53,518	11%
Diluted	61,725	52,412	18%	60,269	137,340	(57)%
(Loss) earnings from continuing operations per share attributable to stockholders:
Basic	$(4.28)	$(6.17)	31%	$0.27	$3.57	(92)%
Diluted (b)	$(4.28)	$(6.17)	31%	$0.27	$1.37	(80)%

NON-GAAP FINANCIAL MEASURES:

Adjusted EBITDA (a) (c):
Supply Chain Services	$141,892	$142,053	—%	$548,029	$531,851	3%
Performance Services	28,236	37,564	(25)%	129,147	123,429	5%

Total segment adjusted EBITDA	170,128	179,617	(5)%	677,176	655,280	3%
Corporate	(30,272)	(31,917)	5%	(116,134)	(115,760)	—%

Total (a)	$139,856	$147,700	(5)%	$561,042	$539,520	4%

Adjusted fully distributed net income (c)	$86,330	$94,700	(9)%	$349,052	$315,411	11%

Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.68	$0.70	(3)%	$2.66	$2.30	16%

(a)	Bolded measures correspond to company guidance.
(b)

Earnings per share attributable to stockholders excludes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be dilutive. Likewise, earnings per share attributable to stockholders includes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be antidilutive.

(c)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

For the fiscal fourth quarter ended June 30, 2019, Premier generated GAAP net revenue of $316.2 million, compared to net revenue of $312.6 million for the same period a year ago.

GAAP net income for the fiscal fourth quarter was $70.2 million, compared with $101.0 million a year ago. In accordance with GAAP, fiscal 2019 and 2018 fourth-quarter net income attributable to stockholders includes non-cash adjustments of $(297.0) million and $(353.7) million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported a net loss attributable to stockholders of $264.4 million, or $4.28 per diluted share, compared with $323.1 million, or $6.17 per diluted share, a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

Premier, Inc. FY’19 Q4 Results

Fiscal fourth-quarter non-GAAP adjusted EBITDA of $139.9 million compared to $147.7 million for the same period the prior year.

Non-GAAP adjusted fully distributed net income for the fiscal fourth quarter of $86.3 million compared to $94.7 million for the same period a year ago. Non-GAAP adjusted fully distributed earnings per share totaled $0.68, compared with $0.70 for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchanged their Class B common units and associated Class B common shares for Class A common shares.

Segment Results

Supply Chain Services

For the fiscal fourth quarter ended June 30, 2019, Supply Chain Services segment net revenue was $227.0 million, compared with $217.8 million a year ago. Net administrative fees revenue of $170.2 million increased from the preceding quarter while decreasing 1% from the year-ago period, which benefited from higher-than-anticipated recoveries of past-due net administrative fees and the timing of cash collections ahead of the July 1, 2018 adoption of the new ASC 606 revenue recognition standard. Net administrative fees revenue in the fiscal 2019 fourth quarter under the previous revenue recognition standard totaled $172.3 million, basically unchanged from a year ago.

Products revenue was $54.7 million, compared with $43.8 million a year ago, primarily driven by growth in certain commodity product categories of the direct sourcing business as well as sales associated with aggregated purchasing of products.

Supply Chain Services segment non-GAAP adjusted EBITDA for the fiscal 2019 fourth quarter was $141.9 million, compared with $142.1 million for the same period a year ago. Direct sourcing gross profit growth resulting primarily from increased sales of higher-margin products was primarily offset by increased investments in the company’s recently launched E-Commerce initiative to develop a more efficient integrated delivery system ordering platform.

Performance Services

For the fiscal fourth quarter ended June 30, 2019, Performance Services segment net revenue was $89.2 million, compared with $94.8 million for the same quarter last year. The decrease was due to lower consulting revenue related to cost management and quality and safety engagements. This was partially offset by growth in the clinical surveillance, cost management and clinical decision support areas of the technology business.

Performance Services segment non-GAAP adjusted EBITDA was $28.2 million for the fiscal 2019 fourth quarter, compared with $37.6 million for the same quarter last year. The decrease was primarily the result of lower revenue and ongoing investments in the company’s clinical decision support technology and in the development of the company’s high-value care network, a strategy intended to link employers and payers with providers to enable better clinical outcomes at reduced cost.

Premier, Inc. FY’19 Q4 Results

Results of Continuing Operations for the Twelve Months Ended June 30, 2019

For the fiscal year ended June 30, 2019, GAAP net revenue was $1.22 billion, compared with $1.18 billion in the prior year. GAAP net income totaled $334.7 million, compared with $258.0 million a year ago. Fiscal 2019 and 2018 full-year GAAP net income attributable to stockholders required non-cash adjustments of $(118.1) million and $157.6 million, respectively, to reflect changes in redemption value of the limited partners Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common units outstanding and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported net income attributable to stockholders of $15.7 million, or $0.27 per diluted share, compared with net income of $191.0 million, or $1.37 per diluted share, in the prior year. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

For fiscal year ended June 30, 2019, non-GAAP adjusted EBITDA was $561.0 million, compared with $539.5 million in the prior year. Non-GAAP adjusted fully distributed net income was $349.1 million, compared with $315.4 million a year ago, while non-GAAP adjusted fully distributed earnings per share was $2.66, compared with $2.30.

Supply Chain Services segment net revenue was $855.2 million for fiscal 2019, compared with $824.0 million a year ago. Segment adjusted EBITDA was $548.0 million, compared with $531.9 million for the prior year.

Performance Services segment net revenue was $362.5 million for fiscal 2019, compared with $360.7 million a year ago. Segment adjusted EBITDA was $129.1 million, compared with $123.4 million.

Cash Flows and Liquidity

Net cash provided by operating activities was $511.9 million for the fiscal year ended June 30, 2019, compared with $505.3 million for the same period last year. The increase was primarily driven by increases in net administrative fees and services revenue and an increase in cash collections on accounts receivable, partially offset by increased cash paid for taxes primarily related to a refund received in the prior year, and increased selling, general and administrative expenses. At June 30, 2019, the company’s cash and cash equivalents totaled $141.1 million, compared with $152.4 million at June 30, 2018. At June 30, 2019, the company had an outstanding balance of $25.0 million on its five-year, $1.0 billion revolving credit facility. On July 15, 2019, the company repaid the outstanding balance.

Non-GAAP free cash flow for the fiscal year ended June 30, 2019 was $342.8 million, compared with $333.6 million for the same period a year ago and was primarily impacted by a decrease in distributions to limited partners as well as by the same factors that contributed to an increase in net cash provided by operating activities partially offset by the $18.0 million Tax Receivable Agreement (TRA) payment made to member owners in the current year. Timing of the TRA payment shifted to July in the current year from June in previous years due to a change in the company’s federal tax filing deadline. Free cash flow equaled 61% of non-GAAP adjusted EBITDA for fiscal 2019. The company defines free cash flow as cash provided by operating activities less quarterly tax distributions and annual TRA payments to limited partners and purchases of property and equipment (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

Premier, Inc. FY’19 Q4 Results

As previously announced, the company completed its $250.0 million Class A stock repurchase program in March 2019. Under the program, the company repurchased approximately 6.7 million shares of Class A common stock, which had the impact of adding approximately $0.06 to diluted per-share results for fiscal year ended June 30, 2019.

Fiscal 2020 Outlook and Guidance

The statements in this “Fiscal 2020 Outlook and Guidance” discussion are “forward-looking statements.” For additional information regarding the use and limitations of such statements, see “Forward-Looking Statements” below and the “Risk Factors” section of the company’s most recent Form 10-K filed with the Securities and Exchange Commission (SEC), as updated from time to time in the company’s other filings with the SEC.

Premier believes it remains well positioned financially and operationally for fiscal 2020, and is introducing financial guidance for the fiscal year based on the following key assumptions:

•	Net administrative fees revenue growth of 1% to 5%.

•	Revenue growth of the company’s products business of 5% to 9%.

•	Extension of the Hospital Improvement Innovation Network contract with CMS at rates approximating 45% of the $14.4 million generated in fiscal 2019.

•

Performance consistent with the company’s current visibility into its annual revenue stream. Assuming the continuation of historical GPO retention and SaaS institutional renewal rates that are consistent with fiscal 2019 results, approximately 88% to 93% of Premier’s fiscal 2020 consolidated net revenue guidance range is available under contract.

•	A consolidated non-GAAP adjusted EBITDA margin of 43% to 47%.

•	Capital expenditures of approximately $95 million to $100 million.

•	An effective tax rate of approximately 26%.

•	Stock-based compensation of $28 million to $32 million.

•	Amortization of purchased intangible assets of approximately $50 million.

•	Non-GAAP free cash flow approximating 55% to 65% of non-GAAP adjusted EBITDA

•

Per-share guidance does not include the impact of share repurchases under the previously authorized $300 million stock repurchase plan. The timing and amount of any share repurchases will be determined by management based on market conditions, share price and other factors.

•	Guidance does not contemplate the impact of any future significant acquisitions.

Premier, Inc. FY’19 Q4 Results

Based on the company’s current outlook, and the realization of the assumptions discussed above in all material respects, Premier has established the following financial guidance for the fiscal year ending June 30, 2020:

Fiscal 2020 Financial Guidance *

Premier, Inc. introduces full-year fiscal 2020 financial guidance, as follows:

(in millions, except per share data)	FY 2020	% YoY Increase
Net Revenue:
Supply Chain Services segment	$872.0 - $907.0	2% - 6%
Performance Services segment	$359.0 - $373.0	(1)% - 3%

Total Net Revenue	$1,231.0 - $1,280.0	1% - 5%
Non-GAAP adjusted EBITDA	$566.0 - $589.0	1% - 5%
Non-GAAP adjusted fully distributed EPS	$2.76 - $2.89	4% - 9%

*

The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted fully distributed earnings per share without unreasonable effort. This is due to two primary reasons:

•

Reasonable guidance cannot be provided for reconciling the adjustment of redeemable limited partners’ capital to redemption amount – historically the largest adjustment in the reconciliation from non-GAAP to GAAP amounts – due to the fact that the increase or decrease in this item is based on the change in the number of shares of Class B stock outstanding and change in stock price between quarters, which the company cannot predict, control or reasonably estimate.

•

Reasonable guidance cannot be provided for earnings per share attributable to stockholders because the ongoing quarterly member-owner exchange of Class B common stock and corresponding Class B units into shares of Class A common stock impacts the number of shares of Class A common stock outstanding each quarter, which the company cannot predict, control or reasonably estimate. Member owners have the right, but not the obligation, to exchange shares on a quarterly basis, and the company has the discretion to settle any exchanged shares for Class A common stock, cash, or a combination thereof, neither of which can be predicted, controlled or reasonably estimated at this time.

Impact of Discontinued Operations on Fiscal 2019 Financial Results

On May 6, 2019, the company announced that it committed to a plan to sell certain assets of its specialty pharmacy business and to discontinue operations of, and wind down and exit from the specialty pharmacy business. On June 7, 2019, the company closed the transaction. The table below shows the impact of discontinued operations by quarter and full fiscal year:

Supplemental Financial Information

Selected Financial Information for Discontinued Operations

(Unaudited)

(In thousands, except per share data)

	First	Second	Third	Fourth
Fiscal Year 2019 Discontinued Operations Results:	Quarter	Quarter	Quarter	Quarter	Full Year
Net revenue	$108,944	$114,268	$121,662	$83,619	$428,493
Gross profit	$3,090	$3,496	$3,720	$663	$10,969
Loss from discontinued operations, net of tax	$(1,399)	$(1,000)	$(1,463)	$(46,736)	$(50,598)

NON-GAAP FINANCIAL MEASURES:

Adjusted EBITDA	$(904)	$(946)	$(1,137)	$(5,063)	$(8,050)
Adjusted fully distributed net loss	$(858)	$(852)	$(985)	$(3,864)	$(6,559)
Loss per share on adjusted fully distributed net income - diluted	$(0.01)	$—	$(0.01)	$(0.03)	$(0.05)

Conference Call

Premier management will host a conference call and live audio webcast on Tuesday, Aug. 20, 2019, at 8:00 a.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wanting to participate by phone may do so by dialing 844.296.7719 and providing the operator with conference ID number: 2739956. International callers should dial 574.990.1041 and provide the same passcode. The company encourages callers to dial in at least five minutes before the start of the call to register. The archived webcast will be accessible on Premier’s investor relations page.

Premier, Inc. FY’19 Q4 Results

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,000 U.S. hospitals and health systems and approximately 175,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results.

In addition, adjusted fully distributed net income and adjusted fully distributed earnings per share eliminate the variability of non-controlling interest as a result of member owner exchanges of Class B common units and corresponding Class B common stock into shares of Class A common stock and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to Premier (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP fully distributed net income before income taxes at the company’s estimated effective income tax rate. We define adjusted fully distributed earnings per share as adjusted fully distributed net income divided by diluted weighted average shares. These measures assist our board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash and non-recurring items, and eliminate the variability of non-controlling interest that results from member owner exchanges of Class B common units into shares of Class A common stock.

EBITDA is defined as net income before loss from discontinued operations, net of tax, interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. For all Non-GAAP financial measures, we consider non-recurring items to be income or expenses

Premier, Inc. FY’19 Q4 Results

and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include certain strategic and financial restructuring expenses. Non-operating items include gains or losses on the disposal of assets and interest and investment income or expense.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Segment Adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations.

Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as net cash provided by operating activities from continuing operations less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-K for the year ended June 30, 2018.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to the current market environment and uncertainties, expected financial performance, non-GAAP free cash flow generation, the impact of the new revenue recognition standards, share repurchases, if any, under our

Premier, Inc. FY’19 Q4 Results

current and future stock repurchase program, the success of our incremental investments in growth opportunities, the financial and strategic impact of our decision to exit the specialty pharmacy business and the statements related to fiscal 2020 outlook and guidance and the assumptions underlying such guidance, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2019, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts

Investor contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.879.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’19 Q4 Results

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,				Year Ended June 30,
	2019	2019	2019	2018	2019	2019	2019	2018
	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Net revenue:
Net administrative fees	$170,234	$(2,080)	$172,314	$171,893	$662,462	$8,150	$654,312	$643,839
Other services and support	91,285	(3,353)	94,638	96,878	371,019	12,552	358,467	368,491

Services	261,519	(5,433)	266,952	268,771	1,033,481	20,702	1,012,779	1,012,330
Products	54,715	6,246	48,469	43,833	184,157	3,924	180,233	172,327

Net revenue	316,234	813	315,421	312,604	1,217,638	24,626	1,193,012	1,184,657
Cost of revenue:
Services	49,269	(927)	50,196	46,171	182,375	(6,769)	189,144	187,363
Products	49,230	—	49,230	39,976	173,255	—	173,255	154,634

Cost of revenue	98,499	(927)	99,426	86,147	355,630	(6,769)	362,399	341,997

Gross profit	217,735	1,740	215,995	226,457	862,008	31,395	830,613	842,660
Other operating income:
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	177,174

Other operating income	—	—	—	—	—	—	—	177,174

Operating expenses:
Selling, general and administrative	118,787	(2,544)	121,331	107,056	438,985	(5,959)	444,944	425,251
Research and development	296	—	296	318	1,224	—	1,224	1,423
Amortization of purchased intangible assets	13,498	—	13,498	13,172	53,285	—	53,285	52,801

Operating expenses	132,581	(2,544)	135,125	120,546	493,494	(5,959)	499,453	479,475

Operating income	85,154	4,284	80,870	105,911	368,514	37,354	331,160	540,359

Equity in net income of unconsolidated affiliates	971	—	971	604	5,658	—	5,658	1,174
Interest and investment income (loss), net	157	—	157	(1,061)	(2,471)	—	(2,471)	(5,300)
Loss on disposal of long-lived assets	(6,378)	—	(6,378)	(651)	(6,681)	—	(6,681)	(2,376)
Other (expense) income	(2,004)	—	(2,004)	(1,838)	3,119	—	3,119	(16,324)

Other (expense) income, net	(7,254)	—	(7,254)	(2,946)	(375)	—	(375)	(22,826)

Income before income taxes	77,900	4,284	73,616	102,965	368,139	37,354	330,785	517,533
Income tax expense	7,671	(2,135)	9,806	1,965	33,462	1,872	31,590	259,526

Net income from continuing operations	70,229	6,419	63,810	101,000	334,677	35,482	299,195	258,007
Loss from discontinued operations, net of tax	(46,736)	(1,329)	(45,407)	(364)	(50,598)	—	(50,598)	(437)

Net income	23,493	5,090	18,403	100,636	284,079	35,482	248,597	257,570

Net income from continuing operations attributable to noncontrolling interest	(37,676)	(3,800)	(33,876)	(70,348)	(200,907)	(22,427)	(178,480)	(224,548)

Net loss from discontinued operations attributable to noncontrolling interest	23,849	677	23,172	221	25,948	(10)	25,958	279

Net income attributable to non-controlling interest in Premier LP	(13,827)	(3,123)	(10,704)	(70,127)	(174,959)	(22,437)	(152,522)	(224,269)
Adjustment of redeemable limited partners’ capital to redemption amount	(296,974)	1,744	(298,718)	(353,720)	(118,064)	16,045	(134,109)	157,581

Net income (loss) attributable to stockholders	$(287,308)	$3,711	$(291,019)	$(323,211)	$(8,944)	$29,090	$(38,034)	$190,882

Calculation of GAAP Earnings (Loss) per Share

Numerator for basic earnings (loss) per share:
Net (loss) income from continuing operations attributable to stockholders	$(264,421)	$4,363	$(268,784)	$(323,068)	$15,706	$29,100	$(13,394)	$191,040
Net loss from discontinued operations attributable to stockholders	(22,887)	(652)	(22,235)	(143)	(24,650)	(10)	(24,640)	(158)

Net (loss) income attributable to stockholders	$(287,308)	$3,711	$(291,019)	$(323,211)	$(8,944)	$29,090	$(38,034)	$190,882

Numerator for diluted earnings (loss) per share:
Net (loss) income from continuing operations attributable to stockholders	$(264,421)	$4,363	$(268,784)	$(323,068)	$15,706	$29,100	$(13,394)	$191,040
Adjustment of redeemable limited partners’ capital to redemption amount	—	—	—	—	—	—	—	(157,581)
Net income from continuing operations attributable to non-controlling interest in Premier LP	—	—	—	—	—	—	—	224,548

Net (loss) income from continuing operations	(264,421)	4,363	(268,784)	(323,068)	15,706	29,100	(13,394)	258,007
Tax effect on Premier, Inc. net income	—	—	—	—	—	—	—	(70,257)

Adjusted net (loss) income from continuing operations	$(264,421)	$4,363	$(268,784)	$(323,068)	$15,706	$29,100	$(13,394)	$187,750

Net loss from discontinued operations attributable to stockholders	$(22,887)	$(652)	$(22,235)	$(143)	$(24,650)	$(10)	$(24,640)	$(158)
Net loss from discontinued operations attributable to non-controlling interest in Premier LP	—	—	—	—	—	—	—	(279)

Adjusted net loss from discontinued operations	$(22,887)	$(652)	$(22,235)	$(143)	$(24,650)	$(10)	$(24,640)	$(437)

Adjusted net (loss) income	$(287,308)	$3,711	$(291,019)	$(323,211)	$(8,944)	$29,090	$(38,034)	$187,313

Denominator for basic earnings (loss) per share:
Weighted average shares	61,725	61,725	61,725	52,412	59,188	59,188	59,188	53,518

Denominator for diluted earnings (loss) per share:
Weighted average shares	61,725	61,725	61,725	52,412	59,188	59,188	59,188	53,518
Effect of dilutive stock based awards	—	—	—	—	1,081	1,081	—	822
Class B shares outstanding	—	—	—	—	—	—	—	83,000

Weighted average shares and assumed conversions	61,725	61,725	61,725	52,412	60,269	60,269	59,188	137,340

Basic earnings (loss) per share:
Basic (loss) earnings per share from continuing operations	$(4.28)	$0.07	$(4.35)	$(6.17)	$0.27	$0.49	$(0.22)	$3.57
Basic loss per share from discontinued operations	(0.37)	(0.01)	(0.36)	—	(0.42)	—	(0.42)	—

Basic (loss) earnings per share attributable to stockholders	$(4.65)	$0.06	$(4.71)	$(6.17)	$(0.15)	$0.49	$(0.64)	$3.57
Diluted earnings (loss) per share:
Diluted (loss) earnings per share from continuing operations	$(4.28)	$0.07	$(4.35)	$(6.17)	$0.27	$0.48	$(0.22)	$1.37
Diluted loss per share from discontinued operations	(0.37)	(0.01)	(0.36)	—	(0.42)	—	(0.42)	(0.01)

Diluted (loss) earnings per share attributable to stockholders	$(4.65)	$0.06	$(4.71)	$(6.17)	$(0.15)	$0.48	$(0.64)	$1.36

Premier, Inc. FY’19 Q4 Results

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2019	June 30, 2019	June 30, 2019	June 30, 2018
	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Assets
Cash and cash equivalents	$141,055	$—	$141,055	$152,386
Accounts receivable (net of $4,327 and $1,841 allowance for doubtful accounts, respectively)	189,298	(11,664)	200,962	186,768
Contract assets	205,509	205,509	—	—
Inventory	51,032	—	51,032	52,635
Prepaid expenses and other current assets	23,765	(5,110)	28,875	22,437
Current assets held for sale	3,385	—	3,385	14,392

Total current assets	614,044	188,735	425,309	428,618
Property and equipment (net of $359,235 and $293,5641 accumulated depreciation, respectively)	205,108	—	205,108	205,349
Intangible assets (net of $197,858 and $144,574 accumulated amortization, respectively)	270,722	—	270,722	300,386
Goodwill	880,709	(98)	880,807	843,170
Deferred income tax assets	422,014	(10,348)	432,362	305,624
Deferred compensation plan assets	45,466	—	45,466	44,577
Investments in unconsolidated affiliates	99,636	—	99,636	94,053
Other assets	31,868	16,754	15,114	3,892
Long-term assets held for sale	—	—	—	86,547

Total assets	$2,569,567	$195,043	$2,374,524	$2,312,216

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$54,540	$—	$54,540	$47,954
Accrued expenses	82,476	—	82,476	60,137
Revenue share obligations	137,359	51,087	86,272	78,999
Limited partners’ distribution payable	13,202	6,391	6,811	15,465
Accrued compensation and benefits	70,799	—	70,799	63,326
Deferred revenue	35,623	(10,489)	46,112	39,785
Current portion of tax receivable agreements	17,505	—	17,505	17,925
Current portion of long-term debt	27,608	—	27,608	100,250
Other liabilities	7,113	—	7,113	7,732
Current liabilities held for sale	11,797	—	11,797	17,309

Total current liabilities	458,022	46,989	411,033	448,882
Long-term debt, less current portion	6,003	—	6,003	6,962
Tax receivable agreements, less current portion	326,607	—	326,607	237,176
Deferred compensation plan obligations	45,466	—	45,466	44,577
Deferred tax liabilities	4,766	(2,981)	7,747	17,569
Other liabilities	67,683	—	67,683	63,384
Long-term liabilities held for sale	—	—	—	320

Total liabilities	908,547	44,008	864,539	818,870

Redeemable limited partners’ capital	2,523,270	—	2,523,270	2,920,410
Stockholders’ deficit:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 64,357,305 shares issued and 61,938,157 shares outstanding at June 30, 2019 and 57,530,733 shares issued and 52,761,177 shares outstanding at June 30, 2018	644	—	644	575
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 64,548,044 and 80,335,701 shares issued and outstanding at June 30, 2019 and June 30, 2018, respectively	—	—	—	—
Treasury stock, at cost; 2,419,148 and 4,769,556 shares at June 30, 2019 and June 30, 2018, respectively	(87,220)	—	(87,220)	(150,058)
Additional paid-in-capital	—	—	—	—
Accumulated deficit	(775,674)	151,035	(926,709)	(1,277,581)

Total stockholders’ deficit	(862,250)	151,035	(1,013,285)	(1,427,064)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$2,569,567	$195,043	$2,374,524	$2,312,216

Premier, Inc. FY’19 Q4 Results

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended June 30,
	2019	2019	2019	2018
	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Operating activities
Net income	$284,079	$35,482	$248,597	$257,570
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	50,598	—	50,598	437
Depreciation and amortization	140,164	—	140,164	123,065
Equity in net income of unconsolidated affiliates	(5,658)	—	(5,658)	(1,174)
Deferred income taxes	11,878	(3,238)	15,116	233,282
Stock-based compensation	29,001	—	29,001	28,844
Remeasurement of tax receivable agreement liabilities	—	—	—	(177,174)
Loss on disposal of long-lived assets	6,681	—	6,681	2,376
Loss on FFF put and call rights	17	—	17	22,036
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(6,699)	11,353	(18,052)	(13,590)
Contract assets	(36,549)	(36,549)	—	—
Inventories	1,603	—	1,603	(12,849)
Other assets	(6,004)	(1,363)	(4,641)	(725)
Accounts payable, deferred revenue and other current liabilities	17,920	(5,685)	23,605	20,138
Accrued expenses	22,202	—	22,202	10,028
Long-term liabilities	(57)	—	(57)	6,787
Other operating activities	2,762	—	2,762	6,207

Net cash provided by operating activities from continuing operations	511,938	—	511,938	505,258
Net cash (used in) provided by operating activities from discontinued operations	(6,599)	—	(6,599)	2,448

Net cash provided by operating activities	$505,339	$—	$505,339	$507,706
Investing activities
Purchases of property and equipment	$(93,385)	$—	$(93,385)	$(92,425)
Acquisition of Stanson Health, Inc., net of cash acquired	(50,854)	—	(50,854)	—
Proceeds from sale of assets	22,731	—	22,731	—
Investments in convertible notes	(11,500)	—	(11,500)	—
Convertible note redemption	3,624	—	3,624	—
Other investing activities	110	—	110	—

Net cash used in investing activities from continuing operations	(129,274)	—	(129,274)	(92,425)
Net cash used in investing activities from discontinued operations	(196)	—	(196)	(255)

Net cash used in investing activities	$(129,470)	$—	$(129,470)	$(92,680)
Financing activities
Proceeds from credit facility	$50,000	$—	$50,000	$30,000
Payments on credit facility	(125,000)	—	(125,000)	(150,000)
Payments made on notes payable	(676)	—	(676)	(8,002)
Redemption of limited partner of Premier LP	256	—	256	—
Proceeds from exercise of stock options under equity incentive plan	19,429	—	19,429	8,019
Proceeds from issuance of Class A common stock under stock purchase plan	2,858	—	2,858	2,619
Repurchase of vested restricted units for employee tax-withholding	(8,134)	—	(8,134)	(5,965)
Distributions to limited partners of Premier LP	(57,825)	—	(57,825)	(79,255)
Payments to limited partners of Premier LP related to tax receivable agreements	(17,975)	—	(17,975)	—
Repurchase of Class A common stock (held as treasury stock)	(250,133)	—	(250,133)	(200,129)
Earn-out liability payment to GNYHA Holdings	—	—	—	(16,662)

Net cash used in financing activities	(387,200)	—	(387,200)	(419,375)
Net decrease in cash and cash equivalents	(11,331)	—	(11,331)	(4,349)
Cash and cash equivalents at beginning of year	152,386	—	152,386	156,735

Cash and cash equivalents at end of period	$141,055	$—	$141,055	$152,386

Premier, Inc. FY’19 Q4 Results

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities from continuing operations	$161,268	$137,666	$511,938	$505,258
Purchases of property and equipment	(23,479)	(27,420)	(93,385)	(92,425)
Distributions to limited partners of Premier LP	(13,079)	(13,157)	(57,825)	(79,255)
Payments to limited partners under tax receivable agreements (1)	—	—	(17,975)	—

Non-GAAP Free Cash Flow	$124,710	$97,089	$342,753	$333,578

(1)

The timing of the annual tax receivable agreement payments has shifted to July from June due to the change in the company’s federal tax filing deadline. As a result, Premier did not make a tax receivable agreement payment in fiscal 2018, but made the payment in July of fiscal 2019 and will make future annual payments in July.

Premier, Inc. FY’19 Q4 Results

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands)

	Three Months Ended June 30,				Year Ended June 30,
	2019	2019	2019	2018	2019	2019	2019	2018
	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Net income from continuing operations	$70,229	$6,419	$63,810	$101,000	$334,677	$35,482	$299,195	$258,007
Interest and investment (income) loss, net	(157)	—	(157)	1,061	2,471	—	2,471	5,300
Income tax expense	7,671	(2,135)	9,806	1,965	33,462	1,872	31,590	259,526
Depreciation and amortization	23,351	—	23,351	18,666	86,879	—	86,879	70,264
Amortization of purchased intangible assets	13,498	—	13,498	13,172	53,285	—	53,285	52,801

EBITDA	114,592	4,284	110,308	135,864	510,774	37,354	473,420	645,898
Stock-based compensation	8,747	—	8,747	4,431	29,396	—	29,396	29,235
Acquisition and disposition related expenses	6,364	—	6,364	2,022	13,154	—	13,154	8,335
Strategic and financial restructuring expenses	7	—	7	859	7	—	7	2,512
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	(177,174)
ERP implementation expenses	259	—	259	468	872	—	872	1,000
Acquisition related adjustment - deferred revenue	34	—	34	43	141	—	141	300
Loss on disposal of long-lived assets	6,378	—	6,378	651	6,681	—	6,681	2,376
Loss on FFF put and call rights	3,475	—	3,475	3,362	17	—	17	22,036
Impairment on investments	—	—	—	—	—	—	—	5,002

Adjusted EBITDA	$139,856	$4,284	$135,572	$147,700	$561,042	$37,354	$523,688	$539,520

Income before income taxes	$77,900	$4,284	$73,616	$102,965	$368,139	$37,354	$330,785	$517,533
Equity in net income of unconsolidated affiliates	(971)	—	(971)	(604)	(5,658)	—	(5,658)	(1,174)
Interest and investment (income) loss, net	(157)	—	(157)	1,061	2,471	—	2,471	5,300
Loss on disposal of long-lived assets	6,378	—	6,378	651	6,681	—	6,681	2,376
Other expense (income)	2,004	—	2,004	1,838	(3,119)	—	(3,119)	16,324

Operating income	85,154	4,284	80,870	105,911	368,514	37,354	331,160	540,359
Depreciation and amortization	23,351	—	23,351	18,666	86,879	—	86,879	70,264
Amortization of purchased intangible assets	13,498	—	13,498	13,172	53,285	—	53,285	52,801
Stock-based compensation	8,747	—	8,747	4,431	29,396	—	29,396	29,235
Acquisition and disposition related expenses	6,364	—	6,364	2,022	13,154	—	13,154	8,335
Strategic and financial restructuring expenses	7	—	7	859	7	—	7	2,512
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	(177,174)
ERP implementation expenses	259	—	259	468	872	—	872	1,000
Acquisition related adjustment - deferred revenue	34	—	34	43	141	—	141	300
Equity in net income of unconsolidated affiliates	971	—	971	604	5,658	—	5,658	1,174
Impairment on investments	—	—		—	—	—	—	5,002
Deferred compensation plan income	1,470	—	1,470	957	2,546	—	2,546	3,960
Other income	—	—	—	567	590	—	590	1,752

Adjusted EBITDA	$139,856	$4,284	$135,572	$147,700	$561,042	$37,354	$523,688	$539,520

Segment Adjusted EBITDA:
Supply Chain Services	$141,892	$(2,025)	$143,917	$142,053	$548,029	$9,492	$538,537	$531,851
Performance Services	28,236	6,309	21,927	37,564	129,147	27,862	101,285	123,429
Corporate	(30,272)	—	(30,272)	(31,917)	(116,134)	—	(116,134)	(115,760)

Adjusted EBITDA	$139,856	$4,284	$135,572	$147,700	$561,042	$37,354	$523,688	$539,520

Net (loss) income attributable to stockholders	$(287,308)	$3,711	$(291,019)	$(323,211)	$(8,944)	$29,090	$(38,034)	$190,882
Adjustment of redeemable limited partners’ capital to redemption amount	296,974	(1,744)	298,718	353,720	118,064	(16,045)	134,109	(157,581)
Net income attributable to non-controlling interest in Premier LP	13,827	3,123	10,704	70,127	174,959	22,437	152,522	224,269
Loss from discontinued operations, net of tax	46,736	1,329	45,407	364	50,598	—	50,598	437
Income tax expense	7,671	(2,135)	9,806	1,965	33,462	1,872	31,590	259,526
Amortization of purchased intangible assets	13,498	—	13,498	13,172	53,285	—	53,285	52,801
Stock-based compensation	8,747	—	8,747	4,431	29,396	—	29,396	29,235
Acquisition and disposition related expenses	6,364	—	6,364	2,022	13,154	—	13,154	8,335
Strategic and financial restructuring expenses	7	—	7	859	7	—	7	2,512
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	(177,174)
ERP implementation expenses	259	—	259	468	872	—	872	1,000
Acquisition related adjustment - deferred revenue	34	—	34	43	141	—	141	300
Loss on disposal of long-lived assets	6,378	—	6,378	651	6,681	—	6,681	2,376
Loss on FFF put and call rights	3,475	—	3,475	3,362	17	—	17	22,036
Impairment on investments	—	—	—	—	—	—	—	5,002

Non-GAAP adjusted fully distributed income before income taxes	116,662	4,284	112,378	127,973	471,692	37,354	434,338	463,956
Income tax expense on fully distributed income before income taxes	30,332	1,114	29,218	33,273	122,640	9,712	112,928	148,545

Non-GAAP Adjusted Fully Distributed Net Income	$86,330	$3,170	$83,160	$94,700	$349,052	$27,642	$321,410	$315,411

Premier, Inc. FY’19 Q4 Results

Supplemental Financial Information

Reconciliation of GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,				Year Ended June 30,
	2019	2019	2019	2018	2019	2019	2019	2018
	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Net (loss) income attributable to stockholders	$(287,308)	$3,711	$(291,019)	$(323,211)	$(8,944)	$29,090	$(38,034)	$190,882
Adjustment of redeemable limited partners’ capital to redemption amount	296,974	(1,744)	298,718	353,720	118,064	(16,045)	134,109	(157,581)
Net income attributable to non-controlling interest in Premier LP	13,827	3,123	10,704	70,127	174,959	22,437	152,522	224,269
Loss from discontinued operations, net of tax	46,736	1,329	45,407	364	50,598	—	50,598	437
Income tax expense	7,671	(2,135)	9,806	1,965	33,462	1,872	31,590	259,526
Amortization of purchased intangible assets	13,498	—	13,498	13,172	53,285	—	53,285	52,801
Stock-based compensation	8,747	—	8,747	4,431	29,396	—	29,396	29,235
Acquisition and disposition related expenses	6,364	—	6,364	2,022	13,154	—	13,154	8,335
Strategic and financial restructuring expenses	7	—	7	859	7	—	7	2,512
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	(177,174)
ERP implementation expenses	259	—	259	468	872	—	872	1,000
Acquisition related adjustment - deferred revenue	34	—	34	43	141	—	141	300
Loss on disposal of long-lived assets	6,378	—	6,378	651	6,681	—	6,681	2,376
Loss on FFF put and call rights	3,475	—	3,475	3,362	17	—	17	22,036
Impairment on investments	—	—	—	—	—	—	—	5,002

Non-GAAP adjusted fully distributed income before income taxes	116,662	4,284	112,378	127,973	471,692	37,354	434,338	463,956
Income tax expense on fully distributed income before income taxes	30,332	1,114	29,218	33,273	122,640	9,712	112,928	148,545

Non-GAAP Adjusted Fully Distributed Net Income	$86,330	$3,170	$83,160	$94,700	$349,052	$27,642	$321,410	$315,411

Weighted Average:
Common shares used for basic and diluted earnings (loss) per share	61,725	61,725	61,725	52,412	59,188	59,188	59,188	53,518
Potentially dilutive shares	1,522	1,522	1,522	1,636	1,081	1,081	1,081	822
Conversion of Class B common units	64,405	64,405	64,405	80,548	70,827	70,827	70,827	83,000

Weighted average fully distributed shares outstanding - diluted	127,652	127,652	127,652	134,596	131,096	131,096	131,096	137,340

GAAP (loss) earnings per share	$(4.65)	$0.06	$(4.71)	$(6.17)	$(0.15)	$0.49	$(0.64)	$3.57
Adjustment of redeemable limited partners’ capital to redemption amount	4.81	(0.03)	4.84	6.75	1.99	(0.28)	2.27	(2.94)
Net income attributable to non-controlling interest in Premier LP	0.22	0.05	0.17	1.34	2.96	0.38	2.58	4.19
Loss from discontinued operations, net of tax	0.76	0.02	0.74	0.01	0.85	—	0.85	0.01
Income tax expense	0.12	(0.04)	0.16	0.04	0.57	0.04	0.53	4.85
Amortization of purchased intangible assets	0.22	—	0.22	0.25	0.90	—	0.90	0.99
Stock-based compensation	0.14	—	0.14	0.08	0.50	—	0.50	0.55
Acquisition and disposition related expenses	0.10	—	0.10	0.04	0.22	—	0.22	0.16
Strategic and financial restructuring expenses	—	—	—	0.02	—	—	—	0.05
Remeasurement of tax receivable agreement liabilities	—	—	—	—	—	—	—	(3.31)
ERP implementation expenses	—	—	—	0.01	0.01	—	0.01	0.02
Acquisition related adjustment - deferred revenue	—	—	—	—	—	—	—	0.01
Loss on disposal of long-lived assets	0.10	—	0.10	0.01	0.11	—	0.11	0.04
Loss on FFF put and call rights	0.06	—	0.06	0.06	—	—	—	0.41
Impairment on investments	—	—	—	—	—	—	—	0.09
Impact of corporation taxes	(0.49)	(0.02)	(0.47)	(0.63)	(2.07)	(0.17)	(1.90)	(2.78)
Impact of dilutive shares	(0.71)	(0.01)	(0.70)	(1.11)	(3.23)	(0.25)	(2.98)	(3.61)

Non-GAAP EPS on Adjusted Fully Distributed Net Income	$0.68	$0.03	$0.65	$0.70	$2.66	$0.21	$2.45	$2.30

Premier, Inc. FY’19 Q4 Results

Consolidated Fourth-Quarter and Full Year Financial Highlights

	Three Months Ended June 30,				Year Ended June 30,
	2019	2019	2019	2018	2019	2019	2019	2018
(in thousands, except per share data)	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard	New revenue standard	Impact of new revenue standard	Previous revenue standard	Previous revenue standard
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$170,234	$(2,080)	$172,314	$171,893	$662,462	$8,150	$654,312	$643,839
Other services and support	2,042	(8,571)	10,613	2,086	8,561	(11,442)	20,003	7,812

Services	172,276	(10,651)	182,927	173,979	671,023	(3,292)	674,315	651,651
Products	54,715	6,246	48,469	43,833	184,157	3,924	180,233	172,327

Total Supply Chain Services (a)	226,991	(4,405)	231,396	217,812	855,180	632	854,548	823,978
Performance Services (a)	89,243	5,218	84,025	94,792	362,458	23,994	338,464	360,679

Total (a)	$316,234	$813	$315,421	$312,604	$1,217,638	$24,626	$1,193,012	$1,184,657

Net income from continuing operations	$70,229	$6,419	$63,810	$101,000	$334,677	$35,482	$299,195	$258,007
Net income from continuing operations attributable to stockholders	$(264,421)	$4,363	$(268,784)	$(323,068)	$15,706	$29,100	$(13,394)	$191,040
Adjusted net (loss) income from continuing operations (b)	$(264,421)	$4,363	$(268,784)	$(323,068)	$15,706	$29,100	$(13,394)	$187,750
Weighted average shares outstanding:
Basic	61,725	61,725	61,725	52,412	59,188	59,188	59,188	53,518
Diluted	61,725	61,725	61,725	52,412	60,269	60,269	59,188	137,340
Earnings (loss) from continuing operations per share attributable to stockholders:
Basic	$(4.28)	$0.07	$(4.35)	$(6.17)	$0.27	$0.50	$(0.23)	$3.57
Diluted (b)	$(4.28)	$0.07	$(4.35)	$(6.17)	$0.27	$0.50	$(0.23)	$1.37

NON-GAAP FINANCIAL MEASURES:

Adjusted EBITDA (a) (c):
Supply Chain Services	$141,892	$(2,025)	$143,917	$142,053	$548,029	$9,492	$538,537	$531,851
Performance Services	28,236	6,309	21,927	37,564	129,147	27,862	101,285	123,429

Total segment adjusted EBITDA	170,128	4,284	165,844	179,617	677,176	37,354	639,822	655,280
Corporate	(30,272)	—	(30,272)	(31,917)	(116,134)	—	(116,134)	(115,760)

Total (a)	$139,856	$4,284	$135,572	$147,700	$561,042	$37,354	$523,688	$539,520

Adjusted fully distributed net income (c)	$86,330	$3,170	$83,160	$94,700	$349,052	$27,642	$321,410	$315,411

Earnings per share on adjusted fully distributed net income - diluted (a) (c)	$0.68	$0.03	$0.65	$0.70	$2.66	$0.21	$2.45	$2.30

(a)	Bolded measures correspond to company guidance.
(b)

Earnings per share attributable to stockholders excludes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be dilutive. Likewise, earnings per share attributable to stockholders includes the adjustment of redeemable limited partners’ capital to redemption amount and the net income attributable to non-controlling interest in Premier LP if Class B common stock is determined to be antidilutive.

(c)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

# # #